SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

BMC Software, Inc.
(Name of Registrant as Specified In Its Charter)

Elliott Associates, L.P.

Elliott International, L.P.

Paul E. Singer

Elliott Capital Advisors, L.P.

Elliott Special GP, LLC

Braxton Associates Inc.

Elliott Asset Management LLC

The Liverpool Limited Partnership

Liverpool Associates Ltd.

Elliott International Capital Advisors Inc.

Hambledon, Inc.

Elliott Management Corporation

Carl James Schaper

Thomas E. Hogan

John M. Dillon

Andreas W. Mattes

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 14, 2012, Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott”) sent a letter to stockholders of BMC Software, Inc. (the “Company”), a copy of which is attached hereto as Exhibit A.

Also on June 14, 2012, Elliott issued a press release relating to the Company, a copy of which is attached hereto as Exhibit B.